Incoming 10-Q/A

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 1 to Quarterly Report of Incoming, Inc. (the "Company") on Form 10-Q for the period ended August 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Samuel Bell, Jr., Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of November, 2010.

/s/ R. Samuel Bell, Jr. R. Samuel Bell, Jr. CEO and Chairman (Principal Executive Officer)